Exhibit 99.1

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (the “Agreement”) is made this 13th day of December, 2011, by and between Torch Energy Royalty Trust, a Delaware statutory trust (“Seller” or “Trust”), and Robinson’s Bend Production II, LLC, a Delaware limited liability company (“Buyer”). Buyer and Seller may be collectively referred to herein as the “Parties” and each is sometimes referred to individually herein as a “Party.”

RECITALS

WHEREAS, Seller is the owner of certain interests in and to certain oil and gas properties located in the State of Alabama (the “Subject Interests”), which interests are more particularly described in that certain Net Overriding Royalty Conveyance (Torch Energy Royalty Trust) (Alabama) dated November 22, 1993 from Velasco Gas Company, Ltd. to Torch Energy Advisors Incorporated and further to Torch Energy Royalty Trust and are hereafter referred to as the “Conveyed Interests”.

WHEREAS, on or about December 30, 2008, Trust Venture Company, LLC, on behalf of the Trust, filed Civil Action No. CV-2008-900751 in the Circuit Court of Tuscaloosa County, Alabama (the “Lawsuit”) asserting various derivative claims on behalf of the Trust against Constellation Energy Partners LLC, parent of Buyer (“CEP”), in connection with the Conveyance and Conveyed Interests payments and CEP has denied the allegations raised in the Lawsuit;

WHEREAS, the parties to the Lawsuit understand that pursuant to Section 9.03 of the Trust Agreement (as that phrase is defined in the Conveyance), Wilmington Trust Company, not in its individual capacity but solely as trustee for the Trust (“Trustee”), shall cause the Conveyed Interests granted in the Conveyance to be sold at public auction to the highest cash bidder which may be CEP or any of its affiliates (“Sale”);

WHEREAS, the parties to the Lawsuit resolved all matters in dispute between them in the Lawsuit by entering into that certain Settlement and Release Agreement effective as of June 13, 2011 (“Settlement Agreement”); and

WHEREAS, subject to the terms and conditions hereinafter set forth, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of Seller’s right, title and interest in and to the Conveyed Interests.

NOW, THEREFORE, in consideration of their mutual promises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	Agreement to Purchase and Sell the Conveyed Interests. At Closing, as hereinafter defined, Seller shall assign and transfer to Buyer, and Buyer shall purchase from Seller, the Conveyed Interests.

2.	Purchase Price. The purchase price to be paid at Closing by Buyer to Seller for the Conveyed Interests shall be one million United States dollars (US $ 1,000,000.00) (the “Purchase Price”).

3.	Effective Time. The assignment of the Conveyed Interests shall be effective as of December 13, 2011 at 12:01 a.m., local Alabama time (the “Effective Time”).

4.	Closing. The closing of the transactions contemplated herein (the “Closing”) shall occur at 12:00 noon eastern time on December 13, 2011 or at such other date and time to which the Parties may mutually agree. The date on which Closing actually occurs is referred to herein as the “Closing Date.” The Closing shall take place in the offices of Trustee on behalf of the Seller in Wilmington, Delaware. At Closing, the following shall occur:

a.	Buyer will pay or cause to be paid the Purchase Price to Seller from that certain Escrow Account administered by Citibank N.A. (“Escrow Agent”) pursuant to the Escrow Agreement dated as of June 13, 2011 by and among Seller, Buyer and the Escrow Agent by wire transfer of immediately available funds to an account designated by Seller;

b.	Seller shall execute and deliver to Buyer an Assignment and Bill of Sale in the form of Exhibit A attached hereto (“Assignment”), in sufficient counterparts to facilitate recording;

c.	Seller shall execute and deliver to Buyer a non-foreign certificate, substantially in the form of Exhibit B attached hereto; and

d.	Seller and Buyer shall execute, acknowledge and deliver such other instruments and take such other action as may be necessary to carry out their obligations under this Agreement.

5.	Conditions Precedent to Seller’s Obligation to Close. Seller shall be obligated to consummate the sale of the Conveyed Interests as contemplated by this Agreement on the Closing Date, provided the following conditions precedent have been satisfied or have been waived in writing by Seller:

a.	All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (except that those representations and warranties of Buyer that are qualified by materiality shall be true and correct in all respects), and Buyer shall have complied in all material respects with all obligations and conditions contained in this Agreement to be performed or complied with by Buyer on or prior to the Closing; and

b.	No suit, action or other proceedings shall be pending before any court or governmental entity in which it is sought by a person or entity other than the Parties hereto or any of their affiliates, officers, directors, or employees to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages in connection with the transactions contemplated herein.

6.	Conditions Precedent to Buyer’s Obligation to Close. Buyer shall be obligated to consummate the purchase of the Conveyed Interests as contemplated by this Agreement on the Closing Date, provided the following conditions precedent have been satisfied or have been waived in writing by Buyer:

a.	All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (except that those representations and warranties of Seller that are qualified by materiality shall be true and correct in all respects), and Seller shall have complied in all material respects with all obligations and conditions contained in this Agreement to be performed or complied with by Seller on or prior to the Closing;

b.	No suit, action or other proceedings shall be pending before any court or governmental entity in which it is sought by a person or entity other than the Parties hereto or any of their affiliates, officers, directors, or employees to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages in connection with the transactions contemplated herein; and

7.	Termination of Agreement.

a.	This Agreement and the transactions contemplated hereby may be terminated in the following instances:

i.	By Seller if any of the conditions set forth in Section 5(a) are not satisfied in all material respects or waived as of the Closing Date; provided that Seller is not in material breach of this Agreement;

ii.	By Buyer if any of the conditions set forth in Section 6(a) are not satisfied in all material respects or waived as of the Closing Date; provided that Buyer is not in material breach of this Agreement; or

iii.	At any time by the mutual written agreement of Buyer and Seller.

b.	If a Party terminates this Agreement in accordance with Section 7(a) due to the other Party’s breach of this Agreement, then the terminating Party may seek such damages and other relief, including specific performance, as may be available at law or equity.

8.	Warranty. Seller shall assign to Buyer at Closing title to the Conveyed Interests free and clear of all liens, claims and encumbrances created or arising by, through or under Seller, but not otherwise. To the extent transferable, Seller shall grant to Buyer, its successors and assigns, full power and right of substitution and subrogation in and to all covenants, indemnities and warranties given or made by preceding owners, vendors, or others with respect to the Conveyed Interests.

9.	Representations and Warranties of Seller. Seller represents and warrants to Buyer that, as of the Closing Date:

a.	Binding Obligation. This Agreement and all other transaction documents it is to execute and deliver at Closing (i) have been duly authorized by all necessary action pursuant to the Trust Agreement; (ii) have been duly executed by Seller or its authorized representatives; and (iii) constitute the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and remedies or by equitable principles.

b.	Authority. Seller is duly organized and in good standing under the laws of its state of formation and has the full power and authority to own and operate its assets, and has all the requisite power and authority to enter into and perform this Agreement. Seller has the full power and right to sell and convey the Conveyed Interests.

c.	No Violation of Restrictions. To Seller’s knowledge, the execution, delivery, and performance of this Agreement does not conflict with or violate any agreement or instrument to which Seller is a party or by which it is bound or any law, rule, regulation, ordinance, judgment, decree, or order to which Seller is subject or by which the Conveyed Interests is bound.

d.	Liens. The Conveyed Interests are free and clear of any liens, mortgages, security interests or other encumbrances arising by, through or under Seller.

e.	Litigation and Claims. Except as described in the Settlement Agreement, there is no claim (including claims for taxes), demand, cause of action, litigation or other proceeding pending or to Seller’s knowledge, threatened against Seller relating to the Conveyed Interests.

f.	Preferential Rights to Purchase. To Seller’s knowledge, the Conveyed Interests is not subject to any preferential right to purchase in favor of any third party.

g.	Consents. To Seller’s knowledge, no consent or approval of any third party is necessary for the assignment of the Conveyed Interests.

h.	Broker’s Fees & Commissions. Seller has not incurred any obligation or liability, contingent or otherwise, for broker or finder fees with respect to the matters provided for in this Agreement which will be the responsibility of Buyer.

i.	Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, or to Seller’s knowledge, threatened against it.

j.	No Reliance. Seller understands that the Buyer and its counsel will rely on the accuracy and truth of the foregoing representations set forth in this Section, and Seller hereby consents to such reliance.

10.	Representations and Warranties of Buyer. Buyer represents and warrants to Seller that, as of the date hereof and as of the Closing Date:

a.	Binding Obligation. This Agreement and all other transaction documents it is to execute and deliver at Closing (i) have been duly authorized by all necessary company action pursuant to Buyer’s governing documents; (ii) have been duly executed by Buyer or its authorized representatives; and (iii) constitute the legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor’s rights.

b.	Authority. Buyer is duly organized and in good standing under the laws of its state of formation, is duly qualified to carry on its business in the State of Alabama, and has all the requisite power and authority to enter into and perform this Agreement. Buyer has the full power and right to acquire the Conveyed Interests.

c.	No Violation of Restrictions. To Buyer’s knowledge, the execution, delivery, and performance of this Agreement does not conflict with or violate any agreement or instrument to which Buyer is a party or by which it is bound or any law, rule, regulation, ordinance, judgment, decree, or order to which Buyer is subject.

d.	Broker’s Fees & Commissions. Buyer has not incurred any obligation or liability, contingent or otherwise, for broker or finder fees with respect to the matters provided for in this Agreement which will be the responsibility of Seller.

e.	Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, or to Buyer’s knowledge, threatened against it.

f.	No Reliance.

(A)

In connection with entering into this Agreement, Buyer hereby represents that: (i) the Seller is not acting as a fiduciary or financial or investment adviser to Buyer, (ii) the Seller has not given Buyer (directly or indirectly through any other Person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of this Agreement, (iii) Buyer consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own decisions with respect to entering into this Agreement based upon its own judgment and upon any advice from such advisers it has deemed necessary and not upon any view expressed by Seller , (iv) Buyer is entering into this Agreement with a full understanding of all the terms, conditions and risks hereof and thereof (economic and otherwise), and it is capable of and willing to assume (financially and otherwise) those risks and (v) Buyer is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement.

(B)	Buyer acknowledges that it and its representatives and agents and counsel have been permitted full and complete access to the books and records and other information its representatives, agents and counsel have desired or requested to see and/or review related to the Conveyed Interests.

(C)	Buyer understands that the Seller and their counsel will rely on the accuracy and truth of the foregoing representations set forth in this Section, and Buyer hereby consents to such reliance.

11.	DISCLAIMER OF WARRANTIES.

a.	EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE ASSIGNMENT, SELLER WILL ASSIGN THE CONVEYED INTERESTS TO BUYER WITHOUT ANY EXPRESS, STATUTORY, OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING, WITHOUT LIMITATION, WARRANTIES RELATING TO (i) TITLE, (ii) THE CONDITION OR BALANCE OF THE CONVEYED INTERESTS, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OF THE CONVEYED INTERESTS , (iv) ANY IMPLIED OR EXPRESS WARRANTY OF THE FITNESS OF THE CONVEYED INTERESTS FOR A PARTICULAR PURPOSE, (v) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (vi) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (vii) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN; (viii) ANY IMPLIED WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, (ix) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, (x) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ANY ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT OR HEALTH, AND (xi) ANY RIGHTS OF BUYER UNDER STATUTES TO CLAIM DIMINUTION OF VALUE. EXCEPT AS SET FORTH IN THIS AGREEMENT AND IN THE ASSIGNMENT, BUYER WILL ACCEPT THE CONVEYED INTERESTS “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND IN ITS PRESENT CONDITION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE AMOUNT, VALUE, QUALITY, QUANTITY, VOLUME, OR DELIVERABILITY OF ANY OIL, GAS, OR OTHER MINERALS OR RESERVES (IF ANY) IN, UNDER, OR ATTRIBUTABLE TO THE UNDERLYING PROPERTIES.

b.	NONE OF SELLER, BUYER, CEP OR ANY OF THEIR REPRESENTATIVES, SUCCESSORS AND ASSIGNS MAKES ANY IMPLIED OR EXPRESS REPRESENTATIONS, WARRANTIES OR COVENANTS AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION IT SHALL PROVIDE TO THE WORKING INTEREST OWNERS (AS SUCH TERM IS DEFINED IN SECTION 17 OF THIS AGREEMENT) UNDER SECTION 17 OF THIS AGREEMENT.

12.	Revenues. Upon Closing, (a) all proceeds, income, and other revenues and receivables attributable to the ownership of the Conveyed Interests prior to the Effective Time shall belong to and be retained or paid to Seller; and (b) all proceeds, income, and other revenues and receivables attributable to the ownership of the Conveyed Interests from and after the Effective Time shall belong to and be paid to Buyer. After the sale of the Conveyed Interests by the Seller, it shall no longer be a third party beneficiary under any contract associated with the Conveyed Interests calculation.

13.	Taxes.

a.	Transfer Taxes. In the event any federal, state or local sales, transfer, gross proceeds, use and similar taxes are incident or applicable to the transfer of the Conveyed Interests to Buyer under this Agreement, or caused by the transfer of the Conveyed Interests to Buyer, such taxes shall be paid by Buyer.

b.	Income and Franchise Taxes. Each Party shall be responsible for its own federal, state, local and foreign income and franchise taxes, if any, that may result from this transaction.

14.	Confidentiality. This Agreement and its terms and provisions are confidential and shall not be disclosed by any Party hereto, provided that a Party may disclose portions of this Agreement, and only such portions, as may be required by applicable law, regulation or statute, including but not limited to the Trust’s obligations to its unitholders and in compliance with its Securities and Exchange Commission reporting obligations and CEP’s obligations to its shareholders and in compliance with its Securities and Exchange Commission reporting obligations; pursuant to a valid order of a court of competent jurisdiction; as may be necessary to external auditors or counsel or to permit compliance with applicable accounting or financial reporting requirements, including but not limited to applicable rules and regulations of the Securities Exchange Commission; as required for the public auction as determined by the Trustee on behalf of the Trust in its reasonable discretion; as may be necessary in litigation seeking enforcement of this Agreement; as provided in Paragraph 11 of the Settlement Agreement provided that any such prospective purchaser or assignee shall agree to be bound by this confidentiality provision; as a notice filing in the form of a memorandum of settlement in the appropriate real property records in Alabama; in any future legal proceeding that involves the Alabama NORRI; or in any press release or other public announcement which Buyer elects to make after the Closing Date if it occurs hereunder.

15.	Assignment. Prior to the Closing Date and upon written notice to Seller and with Seller’s prior written consent which will not be unreasonably be withheld, Buyer may assign this Agreement to any wholly owned subsidiary of CEP.

16.	Notices. All notices shall be in writing and shall be deemed sufficiently given with receipt obtained, when hand delivered, or sent by overnight courier, certified mail, email transmission or telefax to the appropriate address as set forth below. Notices to the Parties shall be addressed as follows:

Seller:

Torch Energy Royalty Trust

c/o Wilmington Trust Company

Corporate Capital Markets

1100 North Market Street

Wilmington, Delaware 19890-1615

Attn: Bruce L. Bisson

Vice President

Tel: (302) 636-6016

Fax: (302) 636-4140

Email: bbisson@wilmingtontrust.com

With copies to:
H. Bryan Brewer, III, Esq. Crowell & Moring LLP 1001 Pennsylvania Avenue, N.W. Washington, D.C. 20004 Tel.: (202) 624-2500 Fax: (202) 628-5116 Email: bbrewer@crowell.com

Buyer:
Robinson’s Bend Production II, LLC 1801 Main Street Suite 1300 Houston, Texas 77002 Attn: Charles C. Ward, Chief Financial Officer Tel.: 832/308-3676 Fax: 832/308-3721 Email: chuck.ward@cepllc.com

With copies to:

Constellation Energy Partners LLC
1801 Main Street
Suite 1300
Houston, Texas 77002
Attn: Lisa J. Mellencamp, General Counsel
Tel.: 832/308-3688
Fax: 832/308-3721
Email: lisa.mellencamp@cepllc.com

17.	Other Actions. The parties agree to execute such further documents or take such further actions after the Closing Date which may be necessary in order to effectuate the transactions contemplated hereunder. For the avoidance of doubt and as an accommodation to Seller in connection with its potential sale of the net profit interests attributable to the underlying working interests in the fields that produce from the Cotton Valley and the Austin Chalk Fields in Texas and the Chalkley Field in Louisiana (collectively, the “Other NPIs”), Buyer has agreed to furnish the following information, and only the following information, with respect to the Trust’s net profit interests attributable to the Conveyed Interests to only one designee as is agreed to by Torch Royalty Company, Torch E&P Company and Samson Lone Star Limited Partnership, on their behalf and on behalf of their designees, successors and assigns (collectively, the “Working Interest Owners”) and designated in writing by all the Working Interest Owners to Buyer, for so long as any of the Other NPIs are in existence, and within forty (40) days after the close of each quarterly period: (a) the identification of any “infill wells” drilled into the formations of the Conveyed Interests included in the number of wells reported by Buyer on the Operator’s Monthly Report from Gas Wells on Form OGB-15 filed with the State Oil and Gas Board of the State of Alabama since the close of the prior quarterly period and (b) the British Thermal Unit (BTU) factor per month for Modules A through H, Module I and Module J of the Conveyed Interests (items (a) and (b) collectively hereinafter referred to as the “Information”). As a condition to providing the Information, Buyer and Buyer’s representatives, successors and assigns are hereby released by Seller from any and all liability associated with, arising from and/or in any way connected with the provision of the Information by Buyer, Buyer’s representatives, successors and assigns pursuant to this Section 17.

18.	Survival. Except for the obligations of Buyer set forth in Section 17 above, the representations, warranties, and covenants of this Agreement shall survive the Closing of the transaction contemplated hereby, for a time period not to exceed the filing date of the Certificate of Cancellation of the Seller with the State of Delaware.

19.	Binding Effect. This Agreement shall be binding upon and extend to the Parties hereto and their respective parents, representatives, successors and assigns of the Parties hereto.

20.	Governing Law. The laws of the State of Delaware shall govern the interpretation of construction of this Agreement, excluding any conflicts-of-law rule or principle that might apply the law of another jurisdiction.

21.	Counterparts. This Agreement may be executed by Seller and Buyer in counterparts, each of which shall be deemed to be an original and all of which shall be deemed to constitute one Agreement.

22.	Entire Agreement; No Waiver. This Agreement encompasses the entire agreement between the Parties with respect to the subject matter herein and shall not be changed, modified or amended except in writing signed by the Parties hereto. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

23.	Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

24.	Expenses. Except as otherwise provided in this Agreement, the Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Buyer when due, and Buyer shall, at its own expense, file all necessary documentation with respect to all such fees and charges, and, if required by applicable law, the Parties will join in the execution of any such other documentation.

25.	Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “ including” shall mean including without limitation. Any references to $ or dollars shall be deemed to refer to United States dollars.

26.	Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

27.	Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

28.	No Third-Party Beneficiaries. Except for the limited information rights of the Working Interest Owners described in Section 17 above which shall not affect in any way the absolute assignment and transfer to Buyer of the Conveyed Interests at the Closing, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

29.	Limitation. It is expressly understood and agreed by the Parties that (a) this Agreement is executed and delivered by Wilmington Trust Company as Trustee, not individually or personally, but solely as Trustee for the Trust, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement of the Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Trustee but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such individual or personal liability, if any, being expressly waived by the Parties hereto and by any person claiming by, through or under the Parties hereto, and (d) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

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IN WITNESS WHEREOF, each of the undersigned parties have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

SELLER:

Torch Energy Royalty Trust

By: Wilmington Trust Company, not in its individual capacity but solely as trustee of the Torch Energy Royalty Trust, a Delaware statutory trust

By:	/s/ Bruce L. Bisson
Name:	Bruce L. Bisson
Title:	Vice President

BUYER:

Robinson’s Bend Production II, LLC, a Delaware limited liability company

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer and Treasurer

Trust Acquisition Company, LLC, a Delaware limited liability company, in its capacity as the owner of a majority of the outstanding units of Seller, hereby joins in the execution of this Agreement for the sole purpose of evidencing its consent to this Agreement and the transaction contemplated herein and its consent to be bound by Section 14 of this Agreement.

Trust Acquisition Company, LLC, a Delaware limited liability company

By:	/s/ Michael A. Gatto
Name:	Michael A. Gatto
Title:	Authorized Signatory